Exhibit 10.2

YRC WORLDWIDE INC.

PERFORMANCE STOCK UNIT AGREEMENT

Participant:	[ ]

Grant Date:	[ ]

Target Number of Performance Stock Units (the “Target PSUs”): [            ]

Maximum Number of Shares of Common Stock that may be issued pursuant to this Agreement (the “Maximum Shares”): [            ]

* * * * *

THIS PERFORMANCE STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between YRC Worldwide Inc., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the YRC Worldwide Inc. Amended and Restated 2011 Incentive and Equity Award Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee.

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Performance Stock Units (“PSUs”) provided herein to the Participant, which constitute Performance Awards under the Plan.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Performance Stock Unit Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of this Agreement shall control.

2. Grant of Performance Stock Unit Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of Target PSUs specified above, with the actual number of shares of Common Stock to be issued pursuant to this Award contingent upon satisfaction of the vesting conditions described in Section 3 hereof, subject to Section 4, which may not exceed the Maximum Shares. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the PSUs, except as otherwise specifically provided for in the Plan or this Agreement.

3. Vesting.

(a) The PSUs subject to this Award shall be subject to both a time-based vesting condition (the “Time-Based Condition”) and a performance-based vesting condition (the “Performance Condition”), as described herein. None of the PSUs (or any portion thereof) shall be “vested” for purposes of this Agreement unless and until both the Time-Based Condition and the Performance Condition for such PSUs are satisfied, and the total number of PSUs that are vested at any given date shall equal the product of (x)

the number of Target PSUs that have satisfied the Time-Based Condition as of such date and (y) the percentage at which the Performance Condition is satisfied as of such date, which, for the avoidance of doubt, shall be 0% prior to the Certification Date, rounded down to the nearest whole number of PSUs.

(i) The Time-Based Condition for the PSUs shall be satisfied as provided in the table below, subject to the Participant’s continued service with the Company or any of its Subsidiaries through such date. There shall be no proportionate or partial satisfaction of the Time-Based Condition prior to the date of such ratification, except as specifically provided in this Agreement.

Vesting Date	Number of Target PSUs
[ ] (such date the “First Vesting Date”)	[1/3]

The first anniversary of the First Vesting Date	[1/3]

The second anniversary of the First Vesting Date	[1/3]

(ii) The Performance Condition shall be satisfied as to the number of Target PSUs that have satisfied the Time-Based Condition as determined pursuant to the table below, subject to the Company’s satisfaction of the applicable level of performance.

Level of Performance	Consolidated Adjusted ROIC	Percentage of Target PSUs that have satisfied the Time-Based Condition for which the Performance Condition is Satisfied
Threshold	[ ]	[ ]
Target	[ ]	[ ]
Maximum	[ ]	[ ]

For purposes of this Section 3(a)(ii), (A) the term “Consolidated Adjusted ROIC” shall mean Operating Income, (defined as operating income for calendar year [            ] determined under U.S. generally accepted accounting principles (“U.S. GAAP”) reduced by dividends paid in calendar year [            ]), divided by Total Invested Capital as of December 31, [            ] (defined as the sum of the par value of all outstanding long-term debt, common stock and preferred stock, as determined by U.S. GAAP, but not including subsequent equity raises that may occur during calendar year [            ]), as certified by the Committee in its reasonable discretion. For the avoidance of doubt, in no event shall the Performance Condition be deemed satisfied unless Consolidated Adjusted ROIC equals or exceeds the threshold level provided in the table above. To the extent that actual Consolidated Adjusted ROIC is between the threshold and target levels or between the target and maximum levels described in the table above, the percentage at which the Performance Condition is satisfied shall be determined on a pro rata basis using straight line interpolation; provided that the Performance Condition shall not be satisfied and no Target PSUs shall become vested if the actual Consolidated Adjusted ROIC is less than the threshold level of performance; and provided, further, that the maximum number of Target PSUs that satisfy the Performance Condition shall not exceed 200% of the Target PSUs. The Committee shall determine the level at which the Performance Condition is satisfied following the completion of calendar year [            ] and on or before March 15, [            ] (such date referred to herein as the “Certification Date”).

(b) Certain Terminations. Notwithstanding the foregoing,

(i) In the event of the Participant’s termination of service with the Company and its Subsidiaries pursuant to a Qualifying Termination (as defined in Section 3(e) below), then the Time-Based Condition shall be deemed satisfied with respect to an additional number of Target PSUs in an amount equal to the product of (A) the number of Target PSUs that would have satisfied the Time-Based Condition upon the next regularly scheduled time-based vesting date had the Participant’s service with the Company or any of its Subsidiaries continued through such time, and (B) a fraction, the numerator of which is the number of days that have elapsed since the most recent time-based vesting date prior to such Qualifying Termination (or, if the Qualifying Termination occurs prior to the First Vesting Date, since [            ]) and the denominator of which is 365.

(ii) If the Participant dies or is deemed to be “permanently and totally disabled” (as defined herein) while in the employ of the Company or any Subsidiary following the First Vesting Date, and such event terminates the Participant’s service relationship with the Company or any of its Affiliates, then the Time-Based Condition shall be deemed fully satisfied with respect to any PSUs outstanding at the time of such termination. For purposes of this Section 3(b)(ii), the Participant shall be considered “permanently and totally disabled” if the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Participant’s employer. The existence of a permanent and total disability shall be evidenced by such medical certification as the Secretary of the Company shall require and as the Committee approves. For the avoidance of doubt, if the Participant dies or is deemed to be “permanently and totally disabled” (as defined herein) while in the employ of the Company or any Subsidiary and prior to the First Vesting Date, all PSUs shall be immediately forfeited upon such termination and the Participant shall have no further rights to such PSUs hereunder.

(c) Change in Control. Notwithstanding the foregoing, in the event of a Participant’s Qualifying Termination within twelve (12) months following a Change in Control, the Time-Based Condition shall be deemed fully satisfied with respect to any PSUs outstanding at such time. Furthermore, in the event that such Qualifying Termination occurs prior to December 31, [            ], the Performance Condition for such Participant shall be deemed satisfied at the target level. For the avoidance of doubt, a Change in Control shall not result in the accelerated vesting of either the Time-Based Condition or the Performance Condition except as otherwise expressly provided in this Section 3(c) or the Plan.

(d) Forfeiture. All PSUs for which both the Time-Based Condition and the Performance Condition have not been satisfied, or that are not fully vested, prior to a Participant’s termination of service with the Company and its Subsidiaries for any reason (after taking into account any accelerated vesting on account of such termination as provided in Section 3(b) or 3(c) shall be immediately forfeited upon such termination and the Participant shall have no further rights to such PSUs hereunder, provided, however, that in the event of the Participant’s termination following the First Vesting Date but prior to the Certification Date, the PSUs that satisfied the Time-Based Condition upon the First Vesting Date shall remain outstanding until the Certification Date and have the opportunity to satisfy the Performance Condition upon the Certification Date, to the extent that Performance Conditions are satisfied. The number of PSUs that do not satisfy the Performance Condition as of the Certification Date shall immediately expire upon the Certification Date and the Participant shall have no further rights hereunder.

(e) Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings provided below:

(i) “Cause,” means (i) the Participant’s willful misconduct or gross negligence in the performance of the Participant’s duties to the Company; (ii) the Participant’s continued refusal to substantially perform the Participant’s material duties to the Company or to follow the lawful directives of the Company’s Board of Directors (other than as a result of death or physical or mental incapacity) that continues after written notice from the Company; (iii) the Participant’s indictment for, conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iv) the Participant’s performance of any material act of theft, embezzlement, fraud, malfeasance, dishonesty or misappropriation of the Company’s property; or (v) material breach of this Agreement or any other agreement with the Company, or a material violation of the Company’s code of conduct or other written policy that is not cured within ten (10) days of notice from the Company.

(ii) “Change in Control” shall mean the occurrence of one of the following:

(1) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company (“Excluded Persons”)) becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding an acquisition pursuant to a Business Transaction (as defined below) that does not constitute a “Change in Control” thereunder;

(2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(3) a merger or consolidation of the Company or any direct or indirect subsidiary of the Company (a “Business Transaction”) with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or its successor (or the ultimate parent company of the Company or its successor) outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than Excluded Persons) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(4) a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale (or to an entity controlled by such person or persons).

(iii) “Good Reason” means the occurrence of any of the following events: (i) reduction in Participant’s base salary or target bonus, (ii) any material diminution in Participant’s titles, duties or responsibilities or the assignment to Participant of duties or responsibilities that materially impairs Participant’s ability to perform the duties or responsibilities then assigned to the Participant or normally assigned to someone in the Participant’s role of an enterprise of the size and structure of the Company, (iii) the assignment of duties to the Participant that are materially inconsistent with the Participant’s position with the Company, or (iv) a material breach of this Agreement or any other material, written agreement with Participant. For purposes of this Agreement, Participant shall have Good Reason to terminate employment if, within thirty (30) days after Participant knows (or has reason to know) of the occurrence of any of the events described above, Participant provides written notice requesting cure to the Board of such events, and the Board fails to cure, if curable, such events within thirty (30) days following receipt of such notice, and the Participant actually terminates employment within ninety (90) days following the expiration of such cure period.

(iv) “Qualifying Termination” means a termination of the Participant’s service by the Company without “Cause” or a termination of the Participant’s service by the Participant for Good Reason.

4. Delivery of Shares. Following the satisfaction of both the Time-Based Condition and the Performance Condition with respect to any part of the PSUs granted hereunder, the Participant shall receive the number of shares of Common Stock that correspond to the number of such PSUs, which shall be delivered within five (5) business days of the satisfaction of both conditions, and, for purposes of compliance with Section 409A of the Code, in no event later than March 15 of the calendar year following the calendar year in which or with respect to which both the Time-Based Condition and the Performance Condition for such PSU is satisfied. For the avoidance of doubt, the portion of the PSUs that have satisfied both the Time-Based Condition and the Performance Condition as of the Certification Date shall be settled with the applicable number of shares of Common Stock no later than March 15, [            ].

5. No Rights as Stockholder. The Participant shall have no rights as a stockholder (including, without limitation, voting rights and rights to dividends) with respect to any shares of Common Stock covered by any PSU unless and until the Participant has become the holder of record of such shares.

6. Non-Transferability. No portion of the PSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company as a result of forfeiture of the PSUs as provided herein, unless and until payment is made in respect of vested PSUs in accordance with the provisions hereof and the Participant has become the holder of record of the vested shares of Common Stock issuable hereunder.

7. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8. Taxes. To the extent the Participant has taxable income in connection with the grant, vesting or payment of the PSUs or the delivery of shares of Common Stock, the Company is authorized to withhold from any compensation payable to Participant, including shares of Common Stock that the Company is to deliver to the Participant, or require the Participant to remit to the Company any taxes required to be withheld by foreign, federal, state, provincial or local law. By executing this Agreement, the Participant authorizes the Company to withhold any applicable taxes. For purposes of compliance with Section 162(m) of the Code, the Committee shall not have the discretion to adjust upwards the number of PSUs that are deemed to have satisfied the Performance Conditions, but may exercise its discretion to adjust downward the number of PSUs that are deemed to have satisfied the Performance Condition in accordance with Section 162(m) of the Code as it determined to be appropriate.

9. Securities Representations. This Agreement is being entered into by the Company in reliance upon the following express representations and warranties of the Participant. The Participant hereby acknowledges, represents and warrants that:

(a) The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 9.

(b) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Common Stock issuable hereunder must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock and the Company is under no obligation to register such shares of Common Stock (or to file a “re-offer prospectus”).

(c) If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of Common Stock issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.

10. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. For the avoidance of doubt, the vesting terms in this Agreement shall supersede the vesting terms that may be provided in any employment agreement or severance agreement to which the Participant may be a party. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

11. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel (or its designee) of the Company, or, if not available, the Board. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

12. No Right to Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate the Participant’s service at any time, for any reason and with or without Cause.

13. Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the PSUs awarded under this Agreement for legitimate business purposes. This authorization and consent is freely given by the Participant.

14. Compliance with Laws. The grant of PSUs and the issuance of shares of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the PSUs or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the PSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

15. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the PSUs are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent as is reasonable under the circumstances.

16. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

17. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

19. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

20. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

21. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time, subject to the limitations contained in the Plan or this Agreement; (b) the Award of PSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the PSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

YRC WORLDWIDE INC.

By:

Name:

Title:

PARTICIPANT

Name:

Signature Page to Performance Stock Unit Agreement